                                                              EXHIBIT 99.B22G(4)

                       STATE STREET BANK & TRUST COMPANY
                      CUSTODY AND ACCOUNTING FEE SCHEDULE
                   STATE STREET GLOBAL ADVISORS (SSgA) FUNDS
                             (LISTED ON ADDENDUM A)
                            Effective September 2005

A.   FUND ACCOUNTING

     Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fees shown below ares billed and payable monthly on a pro rata basis, based on month end net assetsof the complex bifurcated between Domestic and International funds.

     DOMESTIC ACCOUNTING
           First 20 Billion                               1.00 Basis Points
           Next 10 Billion                                0.75 Basis Points
           Over 30 Billion                                0.50 Basis Points
     INTERNATIONAL ACCOUNTING
           First $ 1 Billion                              3.50 Basis Points
           Over $ 1 Billion                               2.00 Basis Points

B.   CUSTODY

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor Corporate Actions. Report portfolio positions.

     DOMESTIC CUSTODY

     A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets (excluding short term sweep investments into other SSgA Money Market Funds)

           First $ 20 Billion                             .40 Basis Points
           Over $ 20 Billion                              .20 Basis Points

     DOMESTIC TRANSACTIONS
     DTC                                                        $   6.00
     Fed Book Entry                                             $  10.00
     Maturity Collections (Fed/Physical)                        $   8.00
     NY Physical Settlements                                    $  25.00
     PTC purchase, sale, deposit or withdrawal                  $  25.00
     3rd party Foreign Exchange Trade                           $  50.00
     Futures                                                    $  25.00
     Options                                                    $  25.00
     Paydowns                                                   $   5.00
     Time Deposit trades                                        $   6.00
     Eurodollar transactions                                    $  75.00
     All other trades                                           $  25.00

     MANUAL TRADE CHARGE: An additional per trade charge will apply to those trades not delivered electronically in good form to faciliate straight through processing. This additional charge will be applicable one (1) year from start of new fee schedule.

     U. S. Domestic trades   $15.00 additional fee per trade
     Non U. S. trades        $25.00 additional fee per trade

GLOBAL CUSTODY

A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets of the funds referenced on Addendum A.

                            *HOLDING
                           CHARGES IN       TRANSACTION
                          BASIS POINTS        CHARGES
      COUNTRY             (ANNUAL FEE)      (PER TRADE)
--------------------   -----------------   -------------
Argentina                           25.0        $  90.00
Australia                            6.0        $  30.00
Austria                              6.0        $  30.00
Bahrain                             40.0        $ 125.00
Bangladesh                          40.0        $ 125.00
Belgium                             12.0        $  30.00
Benin                               40.0        $ 125.00
Bermuda                             25.0        $  90.00
Bolivia                             40.0        $ 125.00
Botswana                            25.0        $  90.00
Brazil                              25.0        $  90.00
Bulgaria                            25.0        $  90.00
Burkina Fasco                       40.0        $ 125.00
Canada                               6.0        $  30.00
Cayman Islands                      40.0        $ 125.00
Chile                               40.0        $  90.00
China                               25.0        $  90.00
Colombia                            40.0        $ 125.00
Costa Rica                          40.0        $ 125.00
Croatia                             40.0        $ 125.00
Cyprus                              40.0        $ 125.00
Czech Republic                      25.0        $  90.00
Denmark                              6.0        $  30.00
Ecuador                             40.0        $ 125.00
Egypt                               30.0        $  90.00
Estonia                             40.0        $ 125.00
Euroclear                            6.0        $  30.00
Finland                             12.0        $  30.00
France                               6.0        $  30.00
Germany                              6.0        $  30.00
Ghana                               40.0        $ 125.00
Guinea-Bissau                       40.0        $ 125.00
Greece                              30.0        $  90.00
Hong Kong                           12.0        $  50.00
Hungary                             25.0        $  90.00
Iceland                             25.0        $  90.00
India                               25.0        $  90.00
Indonesia                           12.0        $  50.00
Ireland                              6.0        $  30.00
Israel                              30.0        $  90.00
Italy                               12.0        $  30.00
Ivory Coast                         40.0        $ 125.00
Jamaica                             40.0        $ 125.00
Japan                                6.0        $  30.00
Jordan                              40.0        $ 125.00
Kazakhstan                          40.0        $ 125.00
Kenya                               25.0        $  90.00
Latvia                              40.0        $ 125.00
Lebanon                             40.0        $ 125.00
Lithuania                           25.0        $  90.00
Mali                                40.0        $ 125.00
Malaysia                            25.0        $  50.00
Mauritius                           25.0        $  90.00
Mexico                              12.0        $  50.00
Morocco                             40.0        $ 125.00
Mexico                              12.0        $  50.00
Morocco                             40.0        $ 125.00
Niger                               40.0        $ 125.00
Nigeria                             40.0        $ 125.00
Namibia                             40.0        $ 125.00
Netherlands                          6.0        $  30.00
New Zealand                          6.0        $  30.00
Norway                              12.0        $  30.00
Oman                                40.0        $ 125.00
Panama                              40.0        $ 125.00
Pakistan                            25.0        $  90.00
Palestine                           40.0        $ 125.00
Peru                                40.0        $ 125.00
Philippines                         25.0        $  90.00
Poland                              25.0        $  90.00
Portugal                            25.0        $  90.00
Puerto Rico                         25.0        $  90.00
Romania                             25.0        $  90.00
Russia                              40.0        $ 125.00
Qatar                               40.0        $ 125.00
Senegal                             40.0        $ 125.00
Singapore                           12.0        $  50.00
Slovakia                            25.0        $  90.00
Slovenia                            40.0        $ 125.00
South Africa                        12.0        $  50.00
South Korea                         27.0        $  90.00
Spain                               12.0        $  30.00
Sri Lanka                           25.0        $  90.00
Swaziland                           40.0        $ 125.00
Sweden                              12.0        $  30.00
Switzerland                          6.0        $  30.00
Taiwan                              30.0        $  90.00
Thailand                            12.0        $  50.00
Togo                                40.0        $ 125.00
Trinidad & Tobago                   40.0        $ 125.00
Tunisia                             40.0        $ 125.00
Turkey                              25.0        $  90.00
Uganda                              40.0        $ 125.00
Ukraine                             40.0        $ 125.00
United Arab Emirates                40.0        $ 125.00
United Kingdom                       6.0        $  30.00
Uruguay                             40.0        $ 125.00
Venezuela                           40.0        $ 125.00
Vietnam                             40.0        $ 125.00
Zambia                              40.0        $ 125.00
Zimbabwe                            40.0        $ 125.00

*EXCLUDES: AGENT, DEPOSITORY AND LOCAL AUDITING FEES, STAMP DUTIES AND
 REGISTRATION FEES

C.   PRICING

     MONTHLY QUOTE CHARGE, BASED ON MONTH END POSITIONS:
     Base pricing charge, per fund, annually                         $  4,500.00
     U. S. Equities                                                  $      4.00
     Global Equities                                                 $      6.00
     Global Debt                                                     $     10.00
     Bonds                                                           $     11.00
     Muni/Mortgage Backed                                            $     16.00
     Corporate/Muni                                                  $     13.00
     Manual, Other                                                   $     12.00
     Option, Futures                                                 $      6.00

     FAIR VALUE PRICING:
     ITG fee per fund annually, see out of pocket section
     State Street fee per fund annually                              $  4,000.00

D.   YIELDS

     Annual Fee per Fund                                             $  4,200.00

E.   ON-LINE ACCESS CHARGE

     For each SSgA Fund set forth on Addendum A hereto, $960.00 per fund on an annual basis.

F.   MULTIPLE CLASSES OF SHARES

     An additional fee will be applied for each class of shares excluding the initial class of shares, if more than one class is operational in a fund.

     Each Additional Class                      $18,000.00 annually per class

G.   FUND OF FUNDS

     Accounting Fee, Daily Priced               $9,000.00 annually per fund of fund
     Each Additional Class                      $9,000.00 annually per class
     Transactions                               $    5.00 each

     Custody Feeder Flat Fee                    $15,000.00 annually per feeder

     Other sections of this fee schedule, with the exception of SEC Yields, iTELS, Wash Sales, and Out of Pocket expenses are not applicable to this fund type.

H.   EARNINGS CREDIT

     A balance credit will be applied against the above fees (excluding Out-of-Pocket expenses). The credit is based on 90% of the average 91 day Treasury Bill rate for the month, times the average collected balance in the custodian demand deposit account for the month billed.

I.   SPECIAL SERVICES

     Wash Sales System, annual charge per fund                                  $  3,000.00

     ITELS, annual charge per fund                                              $  3,000.00

     Qualified dividend income reporting, per fund                              $    500.00
        (for up to three reports per fund in a calendar year)

     CCO Reporting Fees, annual charge per fund, exclude FOF                    $    600.00

J.   OUT-OF-POCKET EXPENSES

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket fees include, but are not limited to the following:

     - Annual maintenance fee, at a complex level for each file/transmission ($3,000)
     -  ITG fair value fee per composite fund annually $10,000.00
     -  Telephone & other communication/lease line charges
     - SWIFT trade charges included as part of global transaction fees, thus no OOP charge
     -  SAS 70 & SAS 99 charges, agreed upon procedure review
     -  Wire charges $5.00
     -  Postage and Insurance
     -  Courier Service
     -  Duplicating
     -  Legal Fees
     -  Supplies related to Fund Records
     -  Sub-Custodian Charges
     -  Price Waterhouse Audit Letter
     -  Stamp Duties
     -  Proxy Fees
     -  Archive / document storage costs

STATE STREET BANK AND                            SSgA FUNDS
TRUST COMPANY

By                                                By
       -----------------------                           -----------------------

Title                                             Title
       -----------------------                           -----------------------

Date                                              Date
       -----------------------                           -----------------------


                             CUSTODIAN FEE SCHEDULE
                                  ATTACHMENT A

SSGA - STATE STREET GLOBAL ADVISOR FUNDS
2D01   SSGA MONEY MARKET FUND
2D02   SSGA U.S. GOVERNMENT MONEY MARKET FUND
2D04   SSGA DISCIPLINED EQUITY FUND
2D05   SSGA S&P 500 FUND
2D06   SSGA SMALL CAP FUND
2D07   SSGA YIELD PLUS FUND
2D08   SSGA BOND MARKET FUND
2D09   SSGA EMERGING MARKETS FUND (INTERNATIONAL FUND)
2D12   SSGA U.S. TREASURY MONEY MARKET FUND
2D14   SSGA CORE OPPORTUNITIES FUND
2D15   SSGA INTERMEDIATE FUND
2D16   SSGA PRIME MONEY MARKET FUND
2D17   SSGA TAX FREE MONEY MARKET FUND
2D18   SSGA INTERNATIONAL STOCK SELECTION FUND (INTERNATIONAL FUND)
2D19   SSGA TUCKERMAN ACTIVE REIT FUND
2D20   SSGA INTERNATIONAL GROWTH OPPORTUNITIES FUND (INTERNATIONAL FUND)
2D21   SSGA HIGH YIELD BOND FUND
2D22   SSGA SPECIAL EQUITY FUND
2D23   SSGA AGGRESSIVE EQUITY FUND
2D24   SSGA IAM SHARES FUND
2D26   SSGA MSCI EAFE FUND
2D27   SSGA LARGE CAP VALUE FUND
2D28   SSGA LARGE CAP GROWTH OPPORTUNITIES FUND
2D29   SSGA DIRECTIONAL CORE EQUITY FUND
2D30   SSGA ENHANCED SMALL CAP FUND
2DLB   SSGA LIFE SOLUTIONS BALANCED FUND
2DLG   SSGA LIFE SOLUTIONS GROWTH FUND

2DLI   SSGA LIFE SOLUTIONS INCOME FUND

STATE STREET BANK AND                             SSgA FUNDS
TRUST COMPANY

By                                                By
       -----------------------                           -----------------------

Title                                             Title
       -----------------------                           -----------------------

Date                                              Date
       -----------------------                           -----------------------